Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES CLOSING OF

EQUITY FOLLOW-ON OFFERING AND EXERCISE OF THE

UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL SHARES

Columbus, Ohio, June 17, 2014. Installed Building Products, Inc. (the “Company” or “IBP”), an industry-leading installer of insulation products, announced today the closing of its follow-on offering of an aggregate of 9,314,196 shares of its common stock at a public offering price of $12.50 per share. The total offering size reflects 8,100,000 shares of its common stock offered on behalf of certain selling stockholders (the “Selling Stockholders”) and 1,214,196 shares that were offered and sold by the Company pursuant to the exercise of the underwriters’ option to purchase additional shares. The sale of these shares, including the shares sold by the Company pursuant to the exercise of the underwriters’ option, closed on June 17, 2014.

IBP will not receive any proceeds from the sale of shares by the Selling Stockholders. IBP will receive approximately $14.4 million, after deducting underwriting discounts but before estimated offering expenses payable by it, from the exercise of the underwriters’ option to purchase additional shares. IBP intends to use such proceeds for general corporate purposes, which may include acquisitions.

UBS Investment Bank, Deutsche Bank Securities and RBC Capital Markets acted as joint bookrunners for the offering. Zelman Partners LLC acted as lead manager and BB&T Capital Markets, KeyBanc Capital Markets and SunTrust Robinson Humphrey acted as co-managers for the offering.

A registration statement relating to these securities was declared effective by the SEC on June 11, 2014. This press release does not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities was made only by means of a prospectus. Copies of the final prospectus can be obtained from:

UBS Investment Bank	Deutsche Bank Securities
Attention: Prospectus Department	Attention: Prospectus Group
299 Park Avenue	60 Wall Street
New York, NY 10171	New York, NY 10005-2836
Phone: (888) 827-7275	Email: prospectus.cpdg@db.com
Phone: (800) 503-4611

RBC Capital Markets
Attn: Equity Syndicate
Three World Financial Center
200 Vesey Street, 8th Floor
New York, NY 10281-8098
Phone: (877) 822-4089

About Installed Building Products

Installed Building Products, Inc. (NYSE: IBP) is the nation’s second largest insulation installer for the residential new construction market and also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its diverse portfolio of services for new and existing single-family residential, multifamily, and commercial building projects from its national network of branch locations.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the follow-on offering and the Company’s proposed use of proceeds, if any. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

Media:

Phil Denning / Jason Chudoba

203-682-8246 / 646-277-1249

Phil.denning@icrinc.com / Jason.chudoba@icrinc.com